CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CORNING NATURAL GAS HOLDING CORPORATION

Under Section 805 of the Business Corporation Law

The undersigned, being the President and Chief Executive Officer of Corning Natural Gas Holding Corporation (the “Corporation”), hereby certifies that:

FIRST: The name of the Corporation is Corning Natural Gas Holding Corporation.

SECOND: The original Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on July 19, 2013, and was amended by a Certificate of Amendment to the Certificate of Incorporation filed by the Department of State of the State of New York on January 28, 2016.

THIRD: There are no shares of the Corporation’s 6% Series A Cumulative Preferred Stock or its Series B Convertible Preferred Stock issued and outstanding on the date of this Certificate of Amendment. The number of shares of Preferred Stock of each such Series is hereby amended to: (a) reduce the number of authorized shares of the Corporation’s 6% Series A Cumulative Preferred Stock from 200,000 shares to 140,000 shares, and (b) to increase the number of authorized shares of the Corporation’s Series B Convertible Preferred Stock from 300,000 shares to 360,000 shares.

FOURTH: Pursuant to Section 502(c) of the Business Corporation Law and subparagraph (b) of Paragraph FOURTH of the Certificate of Incorporation, subparagraph (c), Section 1 of Paragraph FOURTH of the Certificate of Incorporation is hereby amended replacing the number 200,000 as the number of shares of Preferred Stock designated as 6% Series A Cumulative Preferred Stock, with the number 140,000.

FIFTH: Pursuant to Section 502(c) of the Business Corporation Law and subparagraph (b) of Paragraph FOURTH of the Certificate of Incorporation, subparagraph (d), Section 1 of Paragraph FOURTH of the Certificate of Incorporation is hereby amended replacing the number 300,000 as the number of shares of Preferred Stock designated as Series B Convertible Preferred Stock, with the number 360,000.

SIXTH: This Amendment was approved by the Board of Directors of the Corporation by action taken by unanimous written consent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Amendment on this 30th day of March, 2016.

/s/ Michael I. German

Michael I. German, President and

Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

CORNING NATURAL GAS HOLDING CORPORATION

Under Section 805 of the Business Corporation Law

Nixon Peabody LLP

1300 Clinton Square

Rochester, New York 14604